UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On April 8, 2016, 99 Cents Only Stores LLC (the “Company”), Number Holdings, Inc., the direct parent of the Company (“Parent”), the subsidiaries of the Company party thereto, Royal Bank of Canada, as administrative agent, and the other lenders party thereto entered into Amendment No. 4 to the ABL Credit Agreement (the “Amendment”), amending the Company’s Credit Agreement, dated as of January 13, 2012 (as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of April 4, 2012, Amendment No. 2 to the ABL Credit Agreement, dated as of October 8, 2013, and Amendment No. 3 to the ABL Credit Agreement, dated as of August 24, 2015, the “Credit Agreement”). A copy of the press release announcing the Amendment is included herewith as Exhibit 99.1 and by this reference incorporated herein.

The Amendment provides for a decrease in the commitments under the Credit Agreement by $25,000,000, resulting in an aggregate facility size of $160,000,000, and extends the maturity date of the facility to April 8, 2021; provided however, the facility will mature on the earlier of (a) the date that is 90 days prior to the stated maturity date in respect of the Company’s term loan facility (the “Term Loan Facility”) and (b) the date that is 90 days prior to the stated maturity date in respect of the Company’s senior unsecured notes (the “Senior Notes”), unless the Term Loan Facility and Senior Notes have been repaid or refinanced in full or amended to extend the final maturity dates thereof to a date that is at least 180 days after April 8, 2021 (the date of such repayment or refinancing, the “Term/Notes Refinancing Date”).  The Amendment also modifies the interest rate margins payable under the facility.  The initial applicable margin for borrowings under the facility is 2.0% with respect to base rate borrowings and 3.0% with respect to Eurocurrency rate borrowings.  Commencing with the first day of the first fiscal quarter commencing after the closing of the Amendment, the applicable margin for borrowings thereunder is subject to adjustment each fiscal quarter, based on average historical excess availability during the preceding fiscal quarter.  Furthermore, the applicable margin will be reduced by 0.50% after the Term/Notes Refinancing Date.

In addition, the Amendment (i) reduces the incremental revolving commitment capacity from $50,000,000 to $25,000,000, but provides that any such incremental revolving commitment may take the form of a “last-out” term loan, (ii) adds restrictions on certain negative covenants in respect of investments, restricted payments and prepayments of indebtedness, including the Term Loan Facility and the Senior Notes, in each case, until the occurrence of Term/Notes Refinancing Date, (iii) reduces the letter of credit sublimit of the Company from $50,000,000 to $45,000,000 and (iv) includes other modifications and amendments to effect the foregoing.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and by this reference incorporated herein.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1

Amendment No. 4 to the ABL Credit Agreement, dated as of April 8, 2016, among the Company, Number Holdings, Inc., each other Loan Party party thereto, each Lender party thereto and Royal Bank of Canada, as administrative agent

99.1	Press Release, dated April 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: April 11, 2016	By:	/s/ Geoffrey Covert
Geoffrey Covert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 4 to the ABL Credit Agreement, dated as of April 8, 2016, among the Company, Number Holdings, Inc., each other Loan Party party thereto, each Lender party thereto and Royal Bank of Canada, as administrative agent

99.1	Press Release, dated April 11, 2016